UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 23, 2007

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)
(262) 334-9461
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On February 23, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Gehl Company (the “Company”) awarded stock appreciation rights under the Company’s 2004 Equity Incentive Plan, as amended, to certain employees, including the following named executive officers:

Executive Officer	Number of Shares Underlying Award
William D. Gehl	40,552
Malcolm F. Moore	23,250
Thomas M. Rettler	16,221
Daniel M. Keyes	10,814
Daniel L. Miller	6,759

        The form of stock appreciation rights award agreement for the foregoing and future grants of stock appreciation rights under the 2004 Equity Incentive Plan provides that awards of stock appreciation rights will vest over three years, have a ten year term and will be settled solely for cash. A copy of the form of award agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

        Also, on February 23, 2007, the Committee approved amendments to the Company’s supplemental retirement benefit agreements with the executive officers of the Company, including the named executive officers. Under the amendments, if the executive officer’s employment is terminated as a result of his death, then he will be entitled to the greater of: (a) a pre-retirement death benefit consisting of five annual payments (in Mr. Gehl’s case, ten annual payments) in the amount of 40% of the average annual compensation, computed by reference to the base salaries and cash bonuses from the Company paid to him during his five highest paid calendar years within the ten completed calendar years preceding the date of death; or (b) his retirement benefit under his agreement earned as of the date of death. The retirement benefit is computed by multiplying the applicable vesting percentage by the product of: (i) the average annual compensation, computed as above; and (ii) for Mr. Gehl, 60%; for Mr. Moore, 50%; for Mr. Rettler, 40%; and for Messrs. Keyes and Miller, 30%; the result then reduced for Mr. Gehl and Mr. Moore by the executive officer’s benefits under the Company’s qualified defined benefit pension plan and social security. The determination of which benefit (a) or (b) is greater is based on a discounted cash flow comparison as of the date of death. Prior to the amendments, an executive officer whose employment was so terminated would have been entitled to the pre-retirement death benefit described in (a) above.

Item 9.01.      Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Stock Appreciation Rights Award Agreement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: March 1, 2007	By: /s/ Thomas M. Rettler
Thomas M. Rettler
Vice President and Chief Financial Officer

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated February 23, 2007

Exhibit
Number

(10.1)	Form of Stock Appreciation Rights Award Agreement.

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